As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________
SHOCKWAVE MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	3841	27-0494101
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	5403 Betsy Ross Drive Santa Clara, California 95054
(Address of Principal Executive Offices)
____________________________
Shockwave Medical, Inc. 2019 Equity Incentive Plan Shockwave Medical, Inc. Employee Stock Purchase Plan (Full Titles of the Plans)
____________________________

Douglas Godshall President & Chief Executive Officer Shockwave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054
(Name and address of agent for service)
(510) 279-4262
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Douglas N. Cogen Ran Ben-Tzur Jennifer J. Hitchcock Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300	Hajime Tada General Counsel and Corporate Secretary Shockwave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054 (510) 279-4262
____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒        Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)        Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its common stock for issuance under the Registrant’s 2019 Equity Incentive Plan and the Registrant’s Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 7, 2019 (File No. 333-230113), March 27, 2020 (File No. 333-237448), February 26, 2021 (File No. 333-253623), February 25, 2022 (File No. 333-263040) and February 27, 2023 (File No. 333-270045). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date
4.1	Restated Certificate of Incorporation	8-K	001-38829	3.3	March 12, 2019
4.2	Second Amended and Restated Bylaws	8-K	001-38829	3.1	December 23, 2022
4.3	Form of Common Stock Certificate	S-1	333-229590	4.1	February 8, 2019
5.1*	Opinion of Fenwick & West LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Fenwick & West LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereof)
99.1	2019 Equity Incentive Plan and form of Stock Option Agreement	S-1/A	333-229590	10.4	February 25, 2019
99.2	Form of Global Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan	10-K	001-38829	10.5	February 27, 2023
99.3	Form of Global Performance-Based Restricted Stock Unit Award Agreement	10-K	001-38829	10.10	February 26, 2024
99.4	Employee Stock Purchase Plan	S-1/A	333-229590	10.5	February 25, 2019
107.1*	Filing Fee Table

*     Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 26th day of February 2024.

Shockwave Medical, Inc.
By:	/s/ Douglas Godshall
Name: Title:	Douglas Godshall President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Douglas Godshall, Renee Gaeta, and Trinh Phung as his or her true and lawful attorney-in-fact, proxy and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact, proxies and agents may deem necessary or advisable in order to enable Shockwave Medical, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact, proxies and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, proxies and agents, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Godshall	President, Chief Executive Officer & Director (principal executive officer)	February 26, 2024
Douglas Godshall
/s/ Renee Gaeta	Chief Financial Officer (principal financial officer)	February 26, 2024
Renee Gaeta
/s/ Trinh Phung	Senior Vice President of Finance (principal accounting officer)	February 26, 2024
Trinh Phung
/s/ C. Raymond Larkin	Chairman & Director	February 26, 2024
C. Raymond Larkin, Jr.
/s/ Kevin Ballinger	Director	February 26, 2024
Kevin Ballinger
/s/ Laura Francis	Director	February 26, 2024
Laura Francis
/s/ Frederic Moll	Director	February 26, 2024
Frederic Moll, M.D.
/s/ Antoine Papiernik	Director	February 26, 2024
Antoine Papiernik
/s/ Maria Sainz	Director	February 26, 2024
Maria Sainz
/s/ Sara Toyloy	Director	February 26, 2024
Sara Toyloy
/s/ F.T. Jay Watkins	Director	February 26, 2024
F.T. “Jay” Watkins